UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

COFFEE HOLDING CO., INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32491	11-2238111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3475 Victory Boulevard, Staten Island, New York	10314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 832-0800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2019, pursuant to the Coffee Holding Co., Inc. 2013 Equity Compensation Plan (the “Plan”), the Compensation Committee of the Board of Directors (the “Board of Directors”) of Coffee Holding Co., Inc. (the “Company”) granted options to purchase an aggregate of 689,000 shares of the Company’s common stock to the Company’s executive officers and directors, as follows: (i) options for 349,000 shares were granted to Andrew Gordon, the Company’s Chief Executive Officer, (ii) options for 281,000 shares were granted to David Gordon, the Company’s Executive Vice President, (iii) options for 14,000 shares were granted to Gerard DeCapua, a member of the Board of Directors, (iv) options for 14,000 shares were granted to Daniel Dwyer, a member of the Board of Directors, (v) options for 14,000 shares were granted to Barry Knepper, a member of the Board of Directors, (vi) options for 14,000 shares were granted to John Rotelli, a member of the Board of Directors and (vii) options for 3,000 shares were granted to George F. Thomas, a member of the Board of Directors.

The options have an exercise price of $5.43 and will vest one-third on each of the one year, two year and three year anniversaries of the date of grant for the Company’s executive officers and will vest on the one year anniversary of the grant date for the Company’s directors. The options expire ten years from the date of grant.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 18, 2019, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting were: (1) the election of directors; (2) the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm; (3) the advisory vote on executive compensation; and (4) the frequency of advisory votes on executive compensation. The final voting results were as follows:

1. The election of each of Gerard DeCapua and George F. Thomas to hold office for a term of three years, until his successor is duly elected and qualified or he is otherwise unable to complete his term.

The votes were cast for this matter as follows:

Nominee	Votes For	Votes Against
Gerard DeCapua	2,428,922	391,701
George F. Thomas	2,584,273	236,350

2. The proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2019 was approved based upon the following votes:

Votes For	Votes Against	Abstentions
4,490,261	4,204	7,680

3. The proposal to approve, on an advisory basis, the Company’s executive compensation was approved based upon the following votes:

Votes For	Votes Against	Abstentions
2,797,313	10,307	13,003

5. The proposal on the frequency of future advisory votes on executive compensation received the following votes:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
1,140,138	7,706	132,701	1,535,825

Based upon the results set forth above, the Board of Directors has determined that advisory votes on executive compensation will be submitted to stockholders every year until the next required advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than the 2020 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

Dated: April 19, 2019	By:	/s/ Andrew Gordon
	Name:	Andrew Gordon
	Title:	President and Chief Executive Officer